UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-09439	74-2157138
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2015, International Bancshares Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company submitted the following proposals to its shareholders for a vote:

(1)         To elect nine (9) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)         To ratify the appointment of McGladrey LLP as independent auditors for the fiscal year ending December 31, 2015;  and

(3)         To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement.

The following table lists the final voting results for Proposals 1, 2 and 3 at the Annual Meeting:

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors

Irving Greenblum	46,869,536		4,799,631		10,751,481
R. David Guerra	48,166,411		3,502,756		10,751,481
Douglas B. Howland	50,930,751		738,416		10,751,481
Imelda Navarro	46,657,133		5,012,034		10,751,481
Peggy J. Newman	51,222,086		447,081		10,751,481
Dennis E. Nixon	48,688,449		2,980,718		10,751,481
Larry A. Norton	50,929,523		739,644		10,751,481
Leonardo Salinas	51,208,969		460,198		10,751,481
Antonio R. Sanchez, Jr.	46,774,268		4,894,899		10,751,481

Ratification of McGladrey LLP	58,849,341	292,918		49,184	3,229,205

Non-binding Advisory Resolution on Compensation	51,192,041	425,932		51,190	10,751,481

Based on the foregoing results, each director nominee was elected by a majority vote standard, which is the voting standard required by the Company’s Articles of Incorporation for uncontested director elections.  Proposal 2 and 3 were approved by majority vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

Date:  May 20, 2015